Exhibit 99.1

Biomea Fusion Reports Full Year 2025 Financial Results and Corporate Highlights

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Initiated two Phase II trials COVALENT-211 and COVALENT-212 (icovamenib in type 2 diabetes) with 26-week primary endpoint data anticipated in the fourth quarter of 2026
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Completed 52-week follow-up from Phase II trial COVALENT-112 (icovamenib in type 1 diabetes) with data expected in the second quarter of 2026
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Initiated Phase I trial enrollment of GLP-131 (BMF-650 in obesity) with initial 28-day weight reduction data expected in the second quarter of 2026
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Projected cash runway into the first quarter of 2027

SAN CARLOS, Calif., March 24, 2026 (GLOBE NEWSWIRE) -- Biomea Fusion, Inc. (“Biomea” or “Biomea Fusion” or “the Company”) (Nasdaq: BMEA), a clinical-stage diabetes and obesity company, today reported its financial results for the full year ended December 31, 2025 and provided a business update.

“The past year was a year of execution for Biomea as we advanced from validating the menin pathway in primarily preclinical experiments to now generating durable, clinical data in patients with type 2 diabetes with our lead asset, icovamenib,” said Mick Hitchcock, Ph.D., Interim Chief Executive Officer and Board Member of Biomea Fusion. “We reported persistent 52-week clinical activity with icovamenib following a short 12-week treatment course. Following these initial findings, we initiated two Phase II studies in type 2 diabetes from which we expect to have primary end point data before year end. We also advanced our own next-generation oral GLP-1 receptor agonist, BMF-650, into a Phase I study which we expect will read out in the second quarter. We are excited about the current momentum as we believe Biomea is well positioned to execute on key value-creating milestones with multiple data readouts from our four clinical studies, while predicting a cash runway into the first quarter of 2027.”

Recent Corporate Highlights:

Icovamenib
Potential First-in-Class Oral Small Molecule Product Candidate Targeting Menin for Diabetes

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The Company presented 52-week follow-up data from the Phase II COVALENT-111 study in patients with type 2 diabetes not achieving glycemic targets despite standard of care therapy. The data demonstrated durable and clinically meaningful reductions in HbA1c that persisted nine months after completion of a 12-week treatment course.
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In patients with severe insulin-deficient type 2 diabetes receiving one or more antihyperglycemic agents at baseline, icovamenib achieved a 1.2% mean reduction in HbA1c (p=0.01) that was maintained through Week 52 following 12 weeks of dosing.
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In a subgroup of patients receiving GLP-1 RA-based therapy who had not achieved glycemic targets at study entry, icovamenib achieved a 1.2% mean reduction in HbA1c (p=0.05) that was maintained through Week 52 following 12 weeks of dosing.
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In both populations, icovamenib treatment was associated with increased C-peptide levels measured off treatment, supporting the proposed mechanism of action of restoration of beta cell function.
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Icovamenib was generally well tolerated across all dosing arms, with no treatment-related serious adverse events or treatment discontinuations observed during the 52-week observation period.
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The Company completed the COVALENT-121 food-effect study which demonstrated that icovamenib achieved optimal pharmacokinetic exposure and a safety profile consistent with prior clinical experience when administered within 30 minutes after a meal. These findings informed our dosing strategy for ongoing Phase II studies.

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The Company also completed the 52-week follow-up from the Phase II COVALENT-112 study in patients with type 1 diabetes. Patients who completed at least 80% of their planned dosing will be reviewed for their 52-week follow-up data per the study protocol. This read-out is expected in the second quarter of 2026.
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Two Phase II clinical studies evaluating icovamenib in type 2 diabetes have been initiated:
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COVALENT-211, a Phase II, randomized, double-blind, placebo-controlled study in patients with insulin-deficient type 2 diabetes not achieving glycemic targets despite standard of care therapy.
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COVALENT-212, a Phase II, randomized, double-blind, placebo-controlled study in patients with type 2 diabetes not achieving glycemic targets while on a GLP-1 RA-based therapy.
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Both studies are designed with a 26-week primary endpoint, with topline data anticipated in the fourth quarter of 2026.

BMF-650
Next-generation Oral Small Molecule GLP-1 RA Product Candidate for Obesity

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In preclinical studies, BMF-650 demonstrated robust, dose-dependent weight reduction of up to approximately 15% in obese non-human primates and was generally well tolerated.
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GLP-131, a Phase I randomized, double-blind, placebo-controlled clinical study evaluating the safety, tolerability, pharmacokinetics, and pharmacodynamics of BMF-650 in otherwise healthy overweight or obese participants, is ongoing.
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Initial 28-day clinical weight reduction data from the Phase I GLP-131 study is anticipated in the second quarter of 2026.

YEAR END 2025 FINANCIAL RESULTS

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Cash, Cash Equivalents, and Restricted Cash: As of December 31, 2025, the Company had cash, cash equivalents and restricted cash of $56.2 million, compared to $58.6 million as of December 31, 2024.
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Net Loss: The Company reported a net loss attributable to common stockholders of $61.8 million for the year ended December 31, 2025, which included $9.5 million of stock-based compensation, compared to a net loss of $138.4 million for the same period in 2024, which included $19.1 million of stock-based compensation.
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Research and Development (R&D) Expenses: R&D expenses were $62.0 million for the year ended December 31, 2025 compared to $118.1 million for the same period in 2024. The decrease of $56.1 million was primarily due the decrease of $42.7 million in external costs primarily driven by a decrease of $28.5 million related to clinical activities due to our strategic realignment to focus on our core assets and ceasing internal development of our oncology programs, a decrease of $4.4 million in manufacturing costs, a decrease of $4.0 million related to consultants, advisors and other professional services to support our clinical studies, discovery research and overall research and development program, and a decrease of $5.8 million related to preclinical and exploratory programs. Personnel-related expenses, including stock-based compensation, decreased by $11.3 million due to a decrease in headcount. Facilities and other allocated expenses decreased by $2.1 million due to a decrease in rent and facilities-related costs.
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General and Administrative (G&A) Expenses: G&A expenses were $19.3 million for the year ended December 31, 2025 compared to $26.0 million for the same period in 2024. The decrease of $6.7 million was primarily driven by a decrease of $5.9 million related to personnel-related expenses, including stock-based compensation, due to a decrease in headcount. Consulting and professional expenses decreased by $0.7 million due to legal, accounting, consulting and other services. Facilities and other allocated expenses decreased by $0.1 million due to a decrease in rent and facilities-related costs.

About Biomea Fusion

Biomea Fusion is a clinical-stage diabetes and obesity medicines company focused on the development of its oral small molecule therapies, icovamenib and BMF-650, for diabetes and obesity. These programs target metabolic disorders, a global health challenge affecting nearly half of Americans and one-fifth of the world’s population. Biomea’s mission is to deliver transformative treatments that restore health for patients living with diabetes, obesity, and related conditions. We aim to cure.

Visit us at biomeafusion.com and follow us on LinkedIn, X and Facebook.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact, including statements regarding the expected benefits resulting from the implementation of the cost saving measures and potential ability to fund key value drivers; clinical and therapeutic potential of our product candidates and development programs, including icovamenib and BMF-650, the potential of icovamenib as a treatment for type 1 diabetes and type 2 diabetes, the potential of BMF-650 as a treatment for obesity; our research, development and regulatory plans; the mechanism of action of our product candidates and development programs; the progress and initiation of our ongoing and upcoming clinical trials, including our Phase II COVALENT-111 study , our Phase II COVALENT-112 study, our Phase II COVALENT-211 study, our Phase II COVALENT-212 study and our Phase I GLP-131 study ; the anticipated availability of data from our clinical trials; our planned interactions with regulators, and the timing of such events; and our expected cash runway may be deemed to be forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including the risk that preliminary or interim results of preclinical studies or clinical trials may not be predictive of future or final results in connection with future clinical trials and the risk that we may encounter delays in preclinical or clinical development, patient enrollment and in the initiation, conduct and completion of our ongoing and planned clinical trials and other research and development activities. These risks concerning Biomea Fusion’s business and operations are described in additional detail in its periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent periodic report filed with the SEC and subsequent filings thereafter. Biomea Fusion explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contact:
Meichiel Jennifer Weiss

Sr. Director of Investor Relations and Corporate Development

mweiss@biomeafusion.com

- See attached for financial tables -

BIOMEA FUSION, INC.

Condensed Statement of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Year Ended
	December 31,
	2025	2024
Operating expenses:
Research and development (1)	$61,979	$118,085
General and administrative (1)	19,328	25,985
Impairment of long-lived assets	2,205	—
Total operating expenses	83,512	144,070
Loss from operations	(83,512)	(144,070)
Interest and other income, net	1,858	5,644
Change in fair value of common warrant liability	19,857	—
Net loss	$(61,797)	$(138,426)
Net loss per common share, basic and diluted	$(1.18)	$(3.83)
Weighted-average number of common shares used to compute basic and diluted net loss per common share	52,228,068	36,105,671

(1) Includes stock-based compensation as follows (non-cash operating expenses):

	Year Ended
	December 31,
	2025	2024
Research and development	$5,465	$9,816
General and administrative	4,055	9,278
Total stock-based compensation expense	$9,520	$19,094

BIOMEA FUSION, INC.

Condensed Balance Sheet Data

(Unaudited)

(in thousands)

	December 31,	December 31,
	2025	2024

Cash, cash equivalents, and restricted cash	$56,181	$58,648
Working capital	46,949	46,659
Total assets	58,572	79,938
Stockholders' equity	29,552	51,573